Exhibit 99.1

Allied Healthcare International Inc.
Announces Appointment of Nominated Adviser

NEW YORK —December 24, 2009 — Allied Healthcare International Inc. (AIM: AHI; Nasdaq: AHCI), a leading provider of domiciliary care and healthcare staffing services in the UK, announces the appointment of Piper Jaffray Ltd. as its AIM nominated adviser and broker to the Company with immediate effect.

ABOUT ALLIED HEALTHCARE INTERNATIONAL INC.
Allied Healthcare International Inc. (http://www.alliedhealthcare.com) is a leading provider of flexible healthcare staffing services in the United Kingdom. Allied operates a community-based network of 112 branches with the capacity to provide carers (known as home health aides in the U.S.), nurses, and specialized medical personnel to locations covering approximately 90% of the U.K. population. Allied meets the needs of private patients, community care, nursing and care homes, and hospitals. For more news and information please visit: www.alliedhealthcare.com.

CONTACT

Allied Healthcare International Inc.
Sandy Young
Chief Executive Officer
Paul Weston
Chief Financial Officer
+44 (0) 17 8581 0600
Or
ICR, LLC
Sherry Bertner
Managing Director
+1 646 277 1218
Sherry.Bertner@icrinc.com
Or
Piper Jaffray Ltd. (Nominated Adviser)
Matthew Flower
Rupert Winckler
+44 (0) 20 3142 8700